Exhibit 23.1



                         Consent of Independent Auditors




The Board of Directors
Xiox Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 33-4989, 33-16019, 33-37686, 33-42433, 33-88996, 333-29703, and 333-57149)
on Form S-8 and No. 333-68435 on Form S-3 of Xiox Corporation of our report dated February 19, 1999, relating to the consolidated balance sheets of Xiox Corporation and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended, which report is incorporated by reference in the December 31, 1998, annual report on Form 10-KSB of Xiox Corporation.


                                                   /s/ KPMG LLP
                                                   -----------------------------
                                                       KPMG LLP

Mountain View, California
March 30, 1999